UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2026
WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(346) 786-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2026, Delaware Basin Midstream LLC (“DBM”), a subsidiary of Western Midstream Partners, LP (“WES”), entered into an amendment (“GGA Amendment”) to its Delaware Basin gas gathering agreement with Anadarko E&P Onshore LLC (“AEP”), a subsidiary of Occidental Petroleum Corporation (“Occidental”), dated effective January 1, 2018 to, among other things, (i) replace its cost-of-service-based gathering fee structure with a fixed-fee structure, (ii) add a new minimum volume commitment through the end of 2027, and (iii) modify the process for certain dedication-related acreage transfers and releases. On January 16, 2026, and in connection with the GGA Amendment and related transactions—including an agreement between DBM and a subsidiary of ConocoPhillips pursuant to which DBM will gather and process certain volumes of natural gas already existing on DBM’s system, and conforming modifications to the terms of the associated processing arrangements between subsidiaries of WES and Occidental—WES and subsidiaries of Occidental also entered into a unit redemption agreement (“Unit Redemption Agreement”) providing for the transfer to, and redemption by WES, on February 3, 2026 of approximately 15.3 million WES common units.
Occidental indirectly holds all of the equity interests of WES’s general partner and, following the consummation of the transactions contemplated by the Unit Redemption Agreement, will indirectly hold 37.2% of WES’s outstanding Common Units. The Unit Redemption Agreement and the GGA Amendment and related transactions were reviewed and approved by the Special Committee of the Board of Directors of WES’s general partner, consisting entirely of independent members of the Board of Directors, and, based upon the recommendation of the Special Committee, the full Board of Directors.
The foregoing descriptions of the GGA Amendment and Unit Redemption Agreement are qualified in their entirety by the text of such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued on January 20, 2026, announcing the Unit Redemption Agreement, the GGA Amendment and related transactions is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Third Amendment entered into on January 16, 2026, to the Gas Gathering Agreement between Anadarko E&P Onshore LLC and Delaware Basin Midstream LLC, dated effective January 1, 2018.
10.2
Unit Redemption Agreement, dated as of January 16, 2026, entered into by and among Western Gas Resources, Inc., Anadarko E&P Onshore LLC, Western Midstream Partners, LP, and Delaware Basin Midstream LLC.

99.1	Press Release dated January 20, 2026.
104	Cover Page Interactive Data File.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	January 22, 2026	By:	/s/ Kristen S. Shults
Kristen S. Shults Senior Vice President and Chief Financial Officer